IBM 3Q24 Earnings Prepared Remarks 1 Introduction Thank you. I’d like to welcome you to IBM’s third quarter 2024 earnings presentation. I’m Olympia McNerney, and I’m here today with Arvind Krishna, IBM’s Chairman, President and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We’ve provided reconciliation charts for these and other non-GAAP financial measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. So with that, I’ll turn the call over to Arvind. Exhibit 99.1

IBM 3Q24 Earnings Prepared Remarks 2 CEO Perspective Thank you for joining us today. Let me start by discussing the quarter before I get into more detail on the execution of our strategy. We delivered double-digit revenue growth in Software, with a re-acceleration in Red Hat and continued strength in Transaction Processing. Infrastructure reflects product cycle dynamics, with z16 well ahead of prior cycles highlighting customer adoption and continued reliance on the mainframe. In Consulting, we continue to navigate an uncertain macro environment, with results at the lower end of our expectations. We generated strong operating profitability and the highest level of first nine months cash generation in many years, while overall revenue performance was mixed. We continue to reposition our portfolio towards a higher growth, higher margin business that is well-positioned to address client needs around hybrid cloud and Artificial Intelligence. I'll start with a few thoughts on the macroeconomic environment. Technology spending remains strong. Businesses view technology as a source of competitive advantage, allowing them to scale operations, improve productivity, and drive growth. However, a pause in discretionary spending is impacting our Consulting business. This is due to economic uncertainty, which stems from several temporary factors including geopolitical issues, upcoming elections, and the changing landscape of interest rates and inflation levels. The consulting market remains dynamic, with significant opportunity as clients prepare for AI. Overall, we're confident in our business and our ability to capture these opportunities. Now turning to our performance. Software is nearly 45% of our total revenue, up from the high twenties in 2018, a testament to our focus on organic innovation and repositioning our portfolio. You can see this in our

IBM 3Q24 Earnings Prepared Remarks 3 quarterly results as we delivered strong and accelerating Software revenue growth of 10%, including Red Hat at 14%, seven points of organic growth and strength across all our key platforms. Software segment profit margin was about 30%. Our recurring revenue base, which is about 80% of annual software revenue, continues to deliver strong growth. ARR for Hybrid Platform & Solutions now stands at $14.9 billion, up 11% year over year. This quarter marks the five-year anniversary of our acquisition of Red Hat, and I am proud of our accomplishments together. Since IBM announced the acquisition, Red Hat revenue has grown to approximately $6.5 billion, doubling in size and delivering a mid-teens CAGR. OpenShift scaled from about $100 million in ARR to $1.3 billion, expanding more than 10x. Red Hat has also continued to diversify its global footprint, expanding into many new countries since acquisition. We continue to drive innovation, announcing new capabilities including Ansible 2.5, RHEL AI and OpenShift AI. Red Hat was also named a Leader for the second consecutive year in the 2024 Gartner® Magic Quadrant™ for Container Management. 1 We continue to gain traction in enterprise AI. Our book of business related to generative AI is now over $3 billion inception to date, up more than $1 billion quarter over quarter. The mix is roughly one-fifth software and four- fifths consulting signings. This performance has placed us in an early leadership position, which is crucial at the onset of any technology shift. The AI portfolio we have built is designed to give clients a comprehensive 1 Gartner, Magic Quadrant for Container Management, September 2024. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved. The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this exhibit) and the opinions expressed in the Gartner Content are subject to change without notice.

IBM 3Q24 Earnings Prepared Remarks 4 set of tools to deploy AI within their enterprise. RHEL AI and OpenShift AI allow clients to build a consistent AI foundation based on open-source technology while watsonx provides an AI middleware platform. Our assistants are designed to help clients become more productive using AI across a variety of business processes – from code, to HR, customer service and more. Consulting is helping clients design and execute AI strategies. We also continue to see our Infrastructure segment play a larger role as clients bring AI to their data. Choosing the right AI model is top of mind for our clients. IBM’s Granite family of AI models are fit-for-purpose. Earlier this year, we released code models with 8 to 34 billion parameters. This month, we updated Granite models making them approximately 90% more cost-efficient than larger models. These models can be trained in weeks instead of months and are easier to fine tune for specific tasks. Granite models are available on watsonx and Red Hat and are also integrated into offerings from partners like AWS, Salesforce, Qualcomm and SAP. Globally, clients are turning to IBM to transform their operations with technology. This quarter, we announced new collaborations with NatWest, Telefonica, Samsung SDS, Toyota Systems and many others. At the US Open, IBM delivered AI-generated Match Report summaries, and we are collaborating with ESPN to enhance their sports coverage through advanced AI insights. We also continue to deepen our relationships with key technology partners, including Dell, Intel, Microsoft, Oracle, Salesforce, SAP and ServiceNow. We remain focused on delivering innovations to the market. For example, this quarter we announced Telum II, IBM's next-generation processor for Z, and the Spyre Accelerator, which will significantly enhance IBM Z’s AI capabilities and processing power for enterprise-scale applications.

IBM 3Q24 Earnings Prepared Remarks 5 Investment in emerging technologies also remains a focus for IBM. Earlier this month, we opened Europe's first IBM Quantum Data Center. This is the second IBM quantum data center deployed globally which will greatly advance our goal of expanding access to the world’s most performant quantum computers. Before I conclude, let me touch on our outlook. The momentum in our Software strategy can be seen in our year-to-date results. Our revenue guidance for the fourth quarter reflects this progress, balanced by macro dynamics in Consulting and Infrastructure product cycle dynamics. We remain confident in our free cash flow guidance, which we raised in July, driven by continued strength in our operating margin performance. Overall, our portfolio is well positioned to deliver an upward inflection in growth in 2025. I am excited about the opportunities ahead of us and will share more details with you in January. I will now hand over to Jim to walk you through the details of the quarter. Jim, over to you.

IBM 3Q24 Earnings Prepared Remarks 6 Financial Highlights Thanks Arvind. In the third quarter, we delivered $15.0 billion in revenue, $3.8 billion of Adjusted EBITDA, $2.5 billion of operating pre-tax income and $2.30 operating diluted earnings per share. And through the first nine months, we generated $6.6 billion of free cash flow. We are pleased with the solid operating profitability and free cash flow generation of the business. Revenue growth, combined with 100 basis points of operating pre-tax margin expansion drove 8% operating pre-tax profit growth and 5% operating diluted earnings per share growth. Our revenue growth for the quarter was up 2% at constant currency. Software growth accelerated to 10%, with strength across our key platforms of Red Hat, Automation, Data & AI and Transaction Processing. Consulting was flat and continued to be impacted by a dynamic market environment as clients reprioritize spending. And Infrastructure was down 7%, reflecting product cycle dynamics. Our portfolio mix, operating leverage and yield from productivity initiatives generated strong gross margin, operating profit and free cash flow performance. These results represent our highest third quarter levels of gross margin and free cash flow in many years. We expanded operating gross margin by 210 basis points and operating pre-tax margin by 100 basis points over last year. Year to date, operating pre-tax margin is up 150 basis points, well ahead of our guidance provided in July of over 50 basis points of improvement in 2024. In September, we closed on the Palo Alto QRadar transaction, generating a pre-tax gain of about $350 million in the quarter. As we previously discussed, this was substantially offset by charges we took to address stranded costs and accelerate our productivity initiatives.

IBM 3Q24 Earnings Prepared Remarks 7 These productivity initiatives allowed for continued investments to drive innovation which you can see in our higher R&D expense, up 10% year to date. Year to date, we generated $6.6 billion of free cash flow, up $1.5 billion year over year. The largest driver of this year-to-date growth comes from Adjusted EBITDA, up about $800 million year-over-year. This quarter we realized $500 million in proceeds from the Palo Alto QRadar transaction. As I mentioned last quarter, for the full year, we expect only a modest contribution to free cash flow given payouts from structural actions we have taken and forgone profit from the QRadar business. Through the first nine months of the year, excluding the impact of the QRadar transaction, we are several points ahead of our two-year average attainment levels. In terms of cash uses, year to date, we returned $4.6 billion to shareholders in the form of dividends. From a balance sheet perspective, we have a strong liquidity position with cash of about $14 billion. Our debt balance at the end of the third quarter was flat with year-end 2023 at $56.6 billion, including $10.4 billion from our financing business.

IBM 3Q24 Earnings Prepared Remarks 8 Software Turning to the segments, Software revenue growth accelerated to 10% with broad based growth across the portfolio. This reflects the repositioning of Software around key growth platforms - Hybrid Cloud, Automation, Data and Transaction Processing – where we deliver a differentiated value proposition to address clients’ most pressing needs. Growth this quarter was fueled by the same performance drivers we've highlighted throughout the year. Red Hat accelerated, contributing about 3.5 points of growth to Software. The combination of innovation and recurring revenue contributed about 3.5 points to growth. And our focused M&A strategy contributed about 3 points of growth. Let me take you through some more details on each of these. Red Hat revenue growth accelerated to 14%, up six points sequentially. We gained market share across each of our key solutions, with OpenShift and Ansible growing more than 20% and RHEL growing in the double digits. This strength reflects the demand for our hybrid cloud solutions as clients continue to prioritize application modernization on OpenShift containers and Ansible automation to optimize their IT spend and reduce operational complexity. We saw strong acceleration in Red Hat's subscription business while the consumption-based services business stabilized, as we expected. Looking at our revenue under contract over the next six months, this metric continues to grow in the mid-teens as our annual bookings grew double digits in the third quarter. We are excited about the opportunities ahead of us, including generative AI, early client interest in our virtualization solution and, after the deal completion, potential synergies with HashiCorp.

IBM 3Q24 Earnings Prepared Remarks 9 We delivered strong growth in our recurring revenue base and are seeing momentum from innovation across our Software portfolio. Hybrid Platform & Solutions ARR was $14.9 billion, up 11% year over year driven by strength across Automation, Data & AI and Red Hat. Transaction Processing grew 9% in the quarter. Growing capacity, solid renewal rates, and continued customer interest in our new generative AI product, watsonx Code Assistant for Z, contributed to this growth. We continue to invest in bringing innovation to market launching new offerings like RHEL AI, Ansible 2.5, and updated capabilities to our family of assistants including the recently announced watsonx Code Assistant with advanced features for enterprise java applications. Red Hat also announced a partnership with Dell that makes RHEL AI the preferred platform for AI deployments on Dell PowerEdge servers. This innovation is driving organic growth acceleration with increasing contribution from our core watsonx middleware in Data & AI, watsonx Orchestrate and IBM Concert in Automation, and our AI embed strategy across our Software portfolio. Revenue performance this quarter also benefited from recent software acquisitions. August marked the one-year anniversary of the Apptio acquisition, and we are seeing strong synergies with our automation capabilities and broader software portfolio, driving continued acceleration in bookings and ARR growth since close. Additionally, the StreamSets and webMethods assets are now part of the Software business, and we continue to expect the HashiCorp acquisition to close by the end of this year. Moving to Software profit, we expanded gross margin, and segment profit was up over 120 basis points from last year as we continue to deliver operating leverage driven by our revenue performance.

IBM 3Q24 Earnings Prepared Remarks 10 Consulting Consulting revenue was flat, which was at the lower end of our expectations. As we discussed throughout this year, we are operating in a challenging macroeconomic environment and see no change in client buying behavior. At the same time, clients are reprioritizing their IT budgets to prepare for generative AI. While demand for large digital transformations remained solid, our overall signings declined for the second consecutive quarter as we wrapped on record third quarter signings from last year. Despite the weak current demand environment, we are well positioned to capture growth from generative AI. We continue to build a solid generative AI book of business with about $1 billion of new bookings in the quarter as we partner with our clients to design and scale AI solutions and develop new ways of working. This early momentum is important – engaging with clients as they architect their AI strategies is establishing IBM Consulting as a strategic partner of choice. In the third quarter, our Red Hat practice, which helps clients optimize how they build, deploy, and manage applications for a hybrid cloud environment continued to grow at a double-digit rate, with this quarter being the largest single quarter of signings since the acquisition of Red Hat. Additionally, within our strategic partnerships both our AWS and Azure practices continue to contribute robust revenue growth. Turning to our lines of business, Business Transformation revenue grew 2% driven by strength in transformation projects for data, finance and supply chain. Both Technology Consulting and Application Operations declined in the quarter. While there was strength in cloud-based application services, across modernization, development, and

IBM 3Q24 Earnings Prepared Remarks 11 management we continued to see clients reprioritizing spending away from on-prem customized services. Looking at Consulting profit, we expanded gross profit margin almost one point and delivered segment profit margin of 11%, a sequential improvement of two points, reflecting yield from our productivity actions.

IBM 3Q24 Earnings Prepared Remarks 12 Infrastructure Moving to the Infrastructure segment, revenue was down 7%, reflecting product cycle dynamics. Hybrid Infrastructure was down 9% and Infrastructure Support declined 3%. Within Hybrid Infrastructure, IBM Z revenue declined 19% in what is now the tenth quarter of z16 availability. The z16 program continues to exceed prior cycles delivering revenue growth in eight of the last ten quarters and program to date installed MIPs are up over 30%. Our clients continue to face increasing demands for workloads given rapid business expansion, complex regulatory environments, and increasing cybersecurity threats and attacks. IBM Z remains uniquely positioned to address these demands with the technologies that our latest program offers - embedded AI at scale, quantum-safe security, and cloud-native development for hybrid cloud. Distributed Infrastructure revenue was down 3% with product cycle dynamics impacting our Power business while we saw solid growth in Storage which continues to take share. For Infrastructure profit, we expanded gross profit margin 120 basis points across the portfolio this quarter. At the same time, segment profit margin was down 110 basis points, driven by continued investments in innovation for our next generation of products.

IBM 3Q24 Earnings Prepared Remarks 13 Summary Now, let me bring it back to the IBM level to wrap up. Through the first nine months of the year, we have grown revenue by 3%, expanded our operating pre-tax margin by 150 basis points, and grown free cash flow by $1.5 billion. We have made solid progress in transitioning our portfolio to a higher growth, higher margin business that is well positioned as we head into next year. With nine months of the year behind us, let me now focus on the fourth quarter. We expect revenue growth in the fourth quarter to be consistent with the third quarter levels. Software revenue growth has accelerated throughout the year, and this should continue. We expect low double-digit fourth quarter revenue growth for Software, led by Red Hat growth in the mid-teens, and continued strength in Transaction Processing. This now represents strong high-single digit growth for the year. Consulting revenue is up 1% year to date, impacted by the challenging macroeconomic environment. We expect fourth quarter revenue performance to be similar to the third quarter. This represents the weaker end of our prior expectations of low single digit revenue growth for the year. And given we are at the end of a multi-year product cycle, we now expect Infrastructure to be about a one point impact to IBM for the full year. On currency, given the strengthening of the dollar, we now expect currency to be about a half- a-point headwind to revenue growth in the quarter and about a point impact to revenue growth for the year. Now turning to profitability. For the full year we are raising our expectation for operating pre-tax margin expansion to about a point year to year, well above our model. The strength of this performance is driven by our revenue scale, portfolio mix, and productivity initiatives, enabling

IBM 3Q24 Earnings Prepared Remarks 14 operating leverage while providing investment flexibility. Actions taken in the third quarter help accelerate our productivity initiatives and we now believe we can achieve approximately $3.5 billion in annual run rate savings by the end of 2024, up from $3 billion. Drilling down on segment margins, we expect Software segment profit margin to expand by well over a point for the year. Consulting segment profit margin is now expected to be flat and we continue to see Infrastructure segment profit margin in the mid to high teens. Consistent with last year, we are maintaining our full year view of operating tax rate in the mid-teens range. For free cash flow, given the strength of our performance year to date, we remain confident in delivering greater than $12 billion of free cash flow for the year, driven primarily by growth in adjusted EBITDA. We are on track to grow revenue, expand operating profit and grow free cash flow as we close out 2024. This positions us well as we look forward to 2025. We are confident in our portfolio and growth trajectory as we head into 2025 given the acceleration in Software, the opportunities ahead of us in Red Hat, our new mainframe cycle and associated hardware and software stack, our generative AI positioning and contribution from acquisitions. Arvind and I are now happy to take your questions. Olympia, let’s get started.

IBM 3Q24 Earnings Prepared Remarks 15 Closing Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions. Operator, let’s please open it up for questions.